First American Strategy Funds
Calculation of Registration Fee
9/30/02

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

                    (a)               (b)           (c)              (d)
                                                                  Aggregate
                                 Sales Price                      Redemption
                                      of                          Price of     Aggregate
              Aggregate Sales     Securities                      Portfolio    Sales Price
                   Price           Issued in       Gross          Securities   of Portfolio
                of Portfolio      Connection      commissions on  Redeemed     Securities on Which
             Securities Sold in  With Dividend    sales of retail During       Fee Will be Based
            Reliance Upon 24f-2 Reinvestment Plan  class shares   Fiscal Year  [(a)+(b)+(c)-(d)]   Fund
            ------------------- ----------------  --------------- ------------ -----------------
Class 1                                                                                         Strategy
Common Stock         67,765,650       3,157,174            48,558   54,588,646      16,382,736  Aggressive    0.00
Class 2                                                                                         Strategy
Common Stock         74,344,046       6,672,811            80,365   69,031,998      12,065,224  Growth        0.00
Class 3                                                                                         Strategy
Common Stock         91,737,769      12,155,031            90,243   97,694,481       6,288,562  Growth &
                                                                                                Income        0.00
Class 4                                                                                         Strategy
Common Stock         24,578,752       2,021,180            15,645   26,151,212         464,365  Income        0.00
Class 5                                                                                         Strategy
Common Stock            557,132         130,900                64   48,928,692    (48,240,596)  Global Growth 0.00
            ---------------------------------------------------------------------------------
                   $258,983,349     $24,137,096          $234,875 $296,395,029   -$13,039,709                 0.00
            =================================================================================
                                                                                           -
                                                                                         0.00
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